UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 4, 2014

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On September 4, 2014, Huron Consulting Group Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Representatives”), as the representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the sale of $225 million aggregate principal amount of the Company’s 1.25% Convertible Senior Notes due 2019 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option to purchase, within a period of 13 days beginning on, and including, the date the Notes are first issued, up to an additional $25 million aggregate principal amount of the Notes on the same terms and conditions.

The Purchase Agreement includes customary representations, warranties and covenants and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

In connection with the pricing of the Notes, on September 4, 2014, the Company entered into privately negotiated convertible note hedge transactions (together, the “Convertible Note Hedge Transactions”) with each of Bank of America, N.A. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch (together, the “Hedge Counterparties”). The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes. On September 4, 2014, the Company also entered into separate, privately negotiated warrant transactions (the “Warrant Transactions”) with each of the Hedge Counterparties collectively relating to the same number of shares of the Company’s common stock underlying the Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments, with an initial strike price of approximately $97.12 per share, subject to customary anti-dilution adjustments, which is approximately 55.0% higher than the closing price per share of the Company’s common stock on September 4, 2014. The warrants evidenced by the Warrant Transactions will be settled on a net-share basis. If the Initial Purchasers exercise their option to purchase additional Notes, the Company intends to enter into additional convertible note hedge transactions and additional warrant transactions with the Hedge Counterparties, which will initially cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the Initial Purchasers.

The Convertible Note Hedge Transactions are intended to generally reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes in the event that the price per share of the Company’s common stock is greater than the strike price of the Convertible Note Hedge Transactions. The Warrant Transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the price per share of the Company’s common stock, as measured under the Warrant Transactions, exceeds the strike price of the warrants.

The Company expects to pay the Hedge Counterparties approximately $37.91 million for the Convertible Note Hedge Transactions and expects to receive approximately $21.26 million from the Hedge Counterparties for the Warrant Transactions, resulting in a net cost to the Company of approximately $16.65 million.

The foregoing description of the Convertible Note Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Note Hedge Transactions and Warrant Transactions with each of the Hedge Counterparties, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on September 4, 2014, the Company entered into the Warrant Transactions with each of the Option Counterparties, pursuant to which the Company issued warrants to acquire approximately 2.8 million shares of the Company’s common stock at a strike price of $97.12 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the confirmations for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have been registered under the Securities Act, and accordingly neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As described in Item 1.01 of this Current Report on Form 8-K, on September 4, 2014, the Company entered into the Purchase Agreement to issue up to $250 million aggregate principal amount of Notes. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Initial Purchasers are relying, in connection with the initial resale of the Notes, on the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act. The initial conversion rate of the Notes, which is subject to adjustment, is 12.5170 shares of the Company’s common stock per $1,000 principal amount of Notes. Upon conversion, the Company will deliver cash, shares of its common stock or a combination thereof, at the Company’s election and subject to the terms of the indenture governing the Notes.

Item 8.01	Other Events.

On September 5, 2014, the Company issued a press release announcing the pricing of its offering of $225 million aggregate principal amount of the Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of September 4, 2014, between Huron Consulting Group Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Representatives of the several Initial Purchasers

10.2	Base Convertible Bond Hedge Transaction Confirmation, dated as of September 4, 2014, by and between Huron Consulting Group Inc. and Bank of America, N.A.

10.3	Base Convertible Bond Hedge Transaction Confirmation, dated as of September 4, 2014, by and between Huron Consulting Group Inc. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch

10.4	Base Issuer Warrant Transaction Confirmation, dated as of September 4, 2014, by and between Huron Consulting Group Inc. and Bank of America, N.A.

10.5	Base Issuer Warrant Transaction Confirmation, dated as of September 4, 2014, by and between Huron Consulting Group Inc. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch

99.1	Press release dated September 5, 2014, announcing the pricing of convertible senior notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: September 5, 2014	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer